UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2017

AmerisourceBergen Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Certificate of Incorporation

On March 2, 2017, the stockholders of AmerisourceBergen Corporation (the “Company”) approved, upon recommendation of the Company’s Board of Directors, an amendment (the “Certificate of Amendment”) to Section 5.05 of the Company’s Amended and Restated Certificate of Incorporation so that directors may be removed by the Company’s stockholders with or without cause. The Certificate of Amendment became effective upon its filing with the Delaware Secretary of State on March 2, 2017.

The foregoing summary is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Bylaws

On March 2, 2017, the Board of Directors of the Company amended and restated the Company’s Amended and Restated Bylaws (as amended and restated, the “Amended and Restated Bylaws”), effective immediately, to add a new Section 8.05 entitled “Forum for Adjudication of Disputes.” Section 8.05 provides that, unless the Company consents in writing to the selection of an alternative forum, the Delaware Chancery Court will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, that, if the Delaware Chancery Court lacks subject matter jurisdiction, such action shall be brought in another Delaware state court (or, if no Delaware state court has jurisdiction, the federal district court for the District of Delaware).

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

(a)     The Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) was held on March 2, 2017.

(b)    Each of the five items listed below was submitted to a vote of the Company’s stockholders at the 2017 Annual Meeting and is described in more detail in the proxy statement filed by the Company with the Securities and Exchange Commission on January 20, 2017.  The final voting results are below:

Item 1 - Election of Directors.

Each of the individuals listed below was elected by the Company’s stockholders to serve as a director until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominees	For	Against	Abstentions	Broker Non-Votes
Ornella Barra	123,512,180	1,112,285	135,389	74,825,710
Steven H. Collis	117,910,922	3,517,062	3,331,870	74,825,710
Douglas R. Conant	123,830,375	799,208	130,271	74,825,710
D. Mark Durcan	124,231,392	399,929	128,533	74,825,710
Richard W. Gochnauer	124,382,722	241,055	136,077	74,825,710
Lon R. Greenberg	124,328,134	301,545	130,175	74,825,710
Jane E. Henney, M.D.	119,582,757	5,054,826	122,271	74,825,710
Kathleen W. Hyle	124,037,976	594,483	127,395	74,825,710
Michael J. Long	123,714,435	916,536	128,883	74,825,710
Henry W. McGee	122,999,185	1,628,148	132,521	74,825,710

Item 2- Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017.

The Company’s stockholders approved this item.  The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
193,668,284	5,234,264	683,016	0

Item 3 - Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

The Company’s stockholders approved this item.  The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
118,066,444	6,167,112	526,298	74,825,710

 Item 4 - Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of the Company’s Named Executive Officers.

The Company’s stockholders voted for holding an annual advisory vote on the compensation of the Company’s Named Executive Officers.  The voting results are as follows:

1YR	2YRS	3YRS	Abstentions	Broker Non-Votes
113,814,574	275,037	10,491,023	179,220	74,825,710

Item 5 -    Approval of an Amendment to the Company’s Certificate of Incorporation So That Directors May Be Removed With or Without Cause.

The Company’s stockholders approved this item. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
195,234,600	2,291,997	2,058,967	0

(d)     In consideration of the stockholder advisory vote on Item 4 above, the Board of Directors of the Company has decided to hold an annual advisory vote on the compensation of the Named Executive Officers until the next stockholder vote on the frequency of such vote, which will be no later than the Company's 2023 annual meeting of stockholders.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of AmerisourceBergen Corporation (effective as of March 2, 2017).
3.2	Amended and Restated Bylaws of AmerisourceBergen Corporation (amended and restated as of March 2, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

March 8, 2017	By:	/s/ Tim G. Guttman
		Name:	Tim G. Guttman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of AmerisourceBergen Corporation (effective as of March 2, 2017).
3.2	Amended and Restated Bylaws of AmerisourceBergen Corporation (amended and restated as of March 2, 2017).